Greg Thagard

8204 Marina Vista Circle

Leander, Texas 78641

November 12, 2013

Mr. Jeff Wilson

Imperial Petroleum, Inc.

PO 1106

Evansville IN 47706

Dear Jeff:

Please be advised that I resign my position as Chairman of the Board of Directors of Imperial Petroleum, Inc. for personal reasons and to pursue other opportunities.  I have no conflicts with the Board of Imperial or its management.

Yours Very Truly,

/s/   Greg Thagard

Greg Thagard